UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 20, 2011

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Lannett Company Inc. (“Lannett”) failed to provide NYSE Amex Equities LLC (the “Exchange”) timely notice of record date for 2012 Annual Stockholders Meeting.

On December 20, 2011, Lannett received a letter from NYSE Regulation (“the NYSE Letter”) indicating that it failed to comply with Sections 703 and 1009 of the Exchange Company Guide with respect to providing the Exchange with at least ten days prior notice of the December 9, 2011 record date for its upcoming 2012 Annual Meeting of Stockholders.  The NYSE Letter states that it constitutes a public reprimand from the Exchange to Lannett pursuant to Section 1009(a)(i) of the Exchange Company Guide.  A summary of the letter is set forth below.

According to the NYSE Letter, the Exchange understands that Lannett has set a record date of December 9, 2011 for its 2012 Annual Meeting of Stockholders to be held on January 18, 2012.  The Exchange concluded that the requisite prior notice to the Exchange was not provided.  The NYSE Letter sets forth that in determining to issue a warning letter and not initiate suspending trading in or delisting Lannett’s securities, the Exchange took into consideration, among other factors, that this is the first time that Lannett has failed to satisfy the notice requirements of Section 703 of the Exchange Company Guide.

Lannett confirms December 9, 2011 as record date for its upcoming 2012 Annual Meeting of Stockholders to be held on January 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
President and Chief Executive Officer
Date: December 21, 2011